Exhibit 21.1

SUBSIDIARIES OF ANTIVIRAL TECHNOLOGIES, INC.

Direct:

Obio Pharmaceutical (H.K.) Ltd., a Hong Kong corporation

Indirect:

Beijing Obio Pharmaceutical Co., Ltd., a PRC corporation